Exhibit 10.08

GENERAL RELEASE

This GENERAL RELEASE (this "Release") is granted effective as of the ____ day of ________________, 2012 (the "Effective Date") by each of Acacia Automotive, Inc., a Texas corporation ("AA"), Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation ("AC"), and Steven L. Sample ("Sample", and together with AA and AC, the "Sample Parties") in favor of each of Alexis Ann Jacobs ("Jacobs"), Keith E. Whann ("Whann"), CAA Liquidation, LLC (fka Chattanooga Auto Auction Limited Liability Company) ("CAA"), and Auction Venture Limited Liability Company ("Auction Venture", and together with Jacobs, Whann, and CAA, the "Jacobs Parties").

Background Information

A. Reference is hereby made to that certain Settlement Agreement and Release (the "Settlement Agreement") dated February ____, 2012 (the "Settlement Date") by and among Jacobs, Whann, CAA, Auction Venture, David Bynum, Tony Moorby, AA, AC, and Sample.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Settlement Agreement.

B. This Release is granted by each of the Sample Parties pursuant to, and as required by, paragraph 6 of the Settlement Agreement.

C. Each of the Sample Parties expressly and irrevocably acknowledges and agrees that such Sample Party's agreement to give this Release was a material inducement for each of the Jacobs Parties to enter into the Settlement Agreement and that none of the Jacobs Parties would have entered into the Settlement Agreement but for the Sample Parties' agreement to give this Release as provided for in the Settlement Agreement.

Provisions

NOW THEREFORE, in consideration of the foregoing Background Information and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Sample Parties, intending to be legally bound, hereby agrees as follows:

1. General Releases.  Each of the Sample Parties, by and on behalf of each of themselves and their respective predecessors, successors and assigns, hereby fully, finally and forever releases and discharges each of the Jacobs Parties, as well as their respective divisions, agencies, affiliates, subsidiaries, parents, owners, partners, members, shareholders, attorneys, insurers, predecessors, successors, assigns, guarantors, employees, and agents, from any and all manner of claims, actions, or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, attorneys’ fees, or expenses, of any nature, source, or origin, known or unknown, fixed or contingent, that such Sample Party has or had, including but not limited to any claims that may have arisen between the Settlement Date and the Effective Date.

2. Covenant Not to Sue.  Each of the Sample Parties hereby agrees, on behalf of itself, and its affiliates, successors and assigns, not to initiate, prosecute or in any way aid in the initiation or prosecution of any claim or cause of action covered by the releases set forth in Section 1 against any of the Jacobs Parties, or such Jacobs Party's shareholders, officers, directors, managers, members, employees, agents, representatives, affiliates, successors or assigns.

3. Nondisparagement.  Each of the parties agrees that it will not in any manner disparage, defame, degrade or ridicule any other party in their future business or social relations with others or with each other.

4. Acknowledgements.  EACH OF THE SAMPLE PARTIES ACKNOWLEDGES THAT IT HAS CAREFULLY READ THIS RELEASE, THAT IT IS FULLY SATISFIED WITH ALL OF ITS TERMS, THAT IT HAS HAD ADEQUATE TIME TO REVIEW AND CONSIDER THIS RELEASE AND TO CONSULT WITH ITS LEGAL COUNSEL WITH RESPECT THERETO, AND THAT IT HAS ENTERED INTO THIS RELEASE VOLUNTARILY AND OF ITS OWN FREE WILL, AND AGREES TO ALL PROVISIONS CONTAINED HEREIN.  IN ADDITION, EACH SAMPLE PARTY ACKNOWLEDGES THAT IN ENTERING INTO THIS RELEASE, IT IS NOT RELYING ON ANY REPRESENTATION, FACTUAL MATTER, PROMISE OR COMMITMENT EXCEPT AS EXPRESSLY SET FORTH IN THIS RELEASE.

5. Indemnification.  Each of the Sample Parties shall indemnify and hold each of the Jacobs Parties harmless from and against any loss, liability, damage or expense, including reasonable attorneys’ fees, such Jacobs Party may incur by reason of any breach of this Release.

6. Entire Agreement.  This Release, the Settlement Agreement and the exhibits attached to the Settlement Agreement contain the entire agreement of the parties hereto and supersedes all prior or contemporaneous agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

7. Binding Effect. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.  This Release may not be assigned, by operation of law or otherwise, by any of the Sample Parties without the prior written consent of each of the Jacobs Parties.

8. Further Acts.  Consistent with the terms and conditions of this Release, each of the Sample Parties shall execute and deliver all instruments, certificates and other documents and shall perform all other acts which any of the Jacobs Parties may reasonably request in order to carry out this Release and the transactions contemplated hereby.

9. Governing Law and Jurisdiction.  This Release shall be construed, governed by and enforced in accordance with the internal laws of the State of Ohio, without giving effect to the principles of comity or conflicts of laws thereof.  Each of the Sample Parties agrees and consents that any legal action, suit or proceeding seeking to enforce any provision of this Release shall be instituted and adjudicated solely and exclusively in the courts of the State of Ohio in Franklin County, or in the United States District Court for the Southern District of Ohio, Eastern Division and each of the Sample Parties agrees that venue will be proper in such courts and waives any objection which any of them have now or hereafter to the venue of any such suit, action or proceeding in such courts, and each of the Sample Parties hereby irrevocably consents and agrees to the jurisdiction of said courts in any such suit, action or proceeding.

10. Specific Performance.  The Sample Parties and the Jacobs Parties agree that irreparable damage would occur in the event that any of the provisions of this Release were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Jacobs Parties shall be entitled to equitable (including injunctive) relief to prevent breaches of this Release and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11. Counterparts and Electronic Signatures.  This Release may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Release.  The counterparts of this Release may be executed and delivered by facsimile or other electronic signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

IN WITNESS WHEREOF, each of the Sample Parties has caused this Release to be executed individually or by duly authorized representatives as of the Effective Date.

AA: ACACIA AUTOMOTIVE, INC., a Texas corporation By: _________________________________ Steven L. Sample, President and CEO	SAMPLE: ______________________________________ Steven L. Sample
AC: ACACIA CHATTANOOGA VEHICLE AUCTION, INC., a Tennessee corporation By: _________________________________ Keith E. Whann, President

Acceptance by Jacobs Parties

Each of the undersigned Jacobs Parties hereby accepts the foregoing Release:

JACOBS: ______________________________________ Alexis Ann Jacobs	CAA: CAA LIQUIDATION, LLC (FKA CHATTANOOGA AUTO AUCTION LIMITED LIABILITY COMPANY), an Ohio limited liability company By: _________________________________ Keith E. Whann, Vice President
WHANN: ______________________________________ Keith E. Whann	AUCTION VENTURE: AUCTION VENTURE LIMITED LIABILITY COMPANY, an Ohio limited liability company By: _________________________________ Keith E. Whann, Vice President